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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported):       April 30, 1997


                         HIGHLANDS INSURANCE GROUP, INC.
               (Exact Name of Registrant as Specified in Charter)


          Delaware                     1-14028               75-2370945
(State or Other Jurisdiction of      Commission            (IRS Employer
 Incorporation or Organization)      File Number)        Identification No.)

10370 Richmond Avenue                                             77042
Houston, Texas                                                  (Zip Code)
(Address of Principal Executive Offices)


                                 (713) 952-9555
              (Registrant's telephone number, including area code)




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Item 2. Acquisition or Disposition of Assets.

On April 30, 1997, Highlands Insurance Group, Inc., a Delaware corporation ("Highlands") completed the acquisition of Vik Brothers Insurance, Inc. and its subsidiaries ("VBII"). The acquisition was financed with a combination of common stock, bank debt, preferred stock and cash. VBII is an insurance holding company whose subsidiaries primarily write commercial property and casualty insurance for small to medium sized companies and, to a lesser extent, personal lines. The acquisition was completed pursuant to a merger between Highlands' wholly-owned subsidiary, Highlands Acquisition Corp., and VBII pursuant to an Amended and Restated Merger Agreement dated February 13, 1997, as amended. In connection with the acquisition, Highlands paid approximately $55.4 million in cash (including $35.6 million to repay VBII's outstanding bank debt) and issued 1,656,780 shares of its common stock (representing approximately 12.6% of Highlands' then outstanding common stock) and 21,366 shares of newly issued preferred stock to the holders of the common stock warrants, preferred stockholders and creditors of VBII. The closing price of Highlands' common stock was $17.625 on April 30, 1997. The preferred stock issued has a preference value of $1,000 per share. Simultaneously with the closing, Highlands contributed approximately $41.5 million to the capital of the insurance companies within the VBII organization. Upon consummation of the acquisition, VBII was renamed American Reliance, Inc.

In connection with the acquisition, Highlands obtained a $65 million senior credit facility from a consortium of banks led by The Chase Manhattan Bank. Highlands funded the cash required to complete the acquisition by utilizing the credit facility and available working capital.

Included in the assets owned by VBII is land and an office building located in Lawrenceville, New Jersey which VBII used in its operations and which Highlands intends to continue to use in its operations.

Item 5. Other Events.

Simultaneously with the closing of the acquisition described in Item 2, a demand for registration under the Securities Act of 1933, as amended, was made on behalf of certain common stockholders of Highlands who received their shares in connection with the acquisition. Such stockholders own an aggregate 1,139,747 shares of Highlands common stock. Highlands is in the process of notifying other stockholders with rights to include their shares of Highlands common stock in the registration statement required to be filed in connection with such demand.



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Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a) Financial Statements of Business Acquired:

(b) Pro Forma Financial Information

Financial statements of business acquired and the pro forma information required to be filed are not attached to this form 8-K and will be filed by amendment not later than 60 days after the date that this form 8-K is required to be filed.

(c)  Exhibits

     The following Exhibits are included herewith:

     2.1 Amended and Restated Agreement and Plan of Merger among Highlands Insurance Group, Inc., Highlands Acquisition Corp. and Vik Brothers Insurance, Inc. dated as of February 13, 1997
     2.2 Amendment No. 1 to the Amended and Restated Plan of Merger dated March 10, 1997
     99.1 Credit Agreement among Highlands Insurance Group, Inc., Various Lending Institutions and The Chase Manhattan Bank, as Administrative Agent, dated April 30, 1997
     99.2 Registration Rights Agreement between Highlands Insurance Group, Inc. and American Re-Insurance Company dated April 30, 1997
     99.3 Registration Rights Agreement among Highlands Insurance Group, Inc., the Scandinavia Company, Inc., Erik M. Vik, Maneouvre Ltd. and Triumph-Connecticut Limited Partnership and Alexander M. Vik dated April 30, 1997
     99.4 Registration Rights Agreement between Highlands Insurance Group, Inc. and Armco Financial Services Corporation dated March 26, 1997


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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                         HIGHLANDS INSURANCE GROUP, INC.




Dated:  May 15, 1997                     By: /s/  Charles J. Bachand
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                                            Charles J. Bachand
                                            Vice President and Treasurer


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